Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Denise Warren	Beth Wright
SVP/CFO	VP – Communications
615-764-3013	615-764-3010

Capella Healthcare Announces Third Quarter 2011 Results

Franklin, TN. November 11, 2011 – Capella Healthcare, Inc. today announced financial and operating results for the third quarter and nine months ended September 30, 2011.

Key Metrics (all percentage changes compare 3Q11 to 3Q10, unless noted):

•	Total comparable consolidated net revenue increased 8.6%, to $216.7 million

•	Total comparable consolidated EBITDA was up 2.4%, to $20.0 million

•	Consolidated admissions increased 2.4%; consolidated adjusted admissions increased 5.5%

•	Comparable consolidated net revenue per adjusted admission was up 2.9%

“Capella is experiencing a time of exciting growth and unique opportunity,” said Dan Slipkovich, Chairman and Chief Executive Officer of Capella Healthcare. “Our hospitals are making impressive progress on quality and service initiatives, with several earning national recognition in recent weeks. One of our hospitals was named to Modern Healthcare’s ‘Best Places to Work in Healthcare’ listing while two of our hospitals were recognized on The Joint Commission’s List of ‘Top Performers on Key Quality Measures.’”

“On the acquisitions front, the pipeline remains active with quality investment opportunities. Currently, we are in various phases of lead development as well as RFP responses for a number of acquisitions,” Slipkovich said. “We remain disciplined and selective in our acquisitions and place priority focus on strategic acquisitions that are complementary to our existing markets and to our business plan.”

Total comparable consolidated net revenue for the quarter was $216.7 million, up 8.6% over the prior year period. Total comparable consolidated EBITDA was $20.0 million, up 2.4% over the prior year. Our January 1 policy change regarding Uninsured Discounts as well as material out-of-period adjustments cause our “As Reported” numbers to be non-comparable on a period over period basis. As such, our financial results include adjustments to reflect comparability between periods. A detailed table depicting comparability is provided in the following pages.

In the third quarter, admissions were up 2.4% and adjusted admissions were up 5.5%. Comparable net revenue per adjusted admission was $7,755, up 2.9%. On a same-store basis, admissions were down 2.4% and adjusted admissions were up 0.1%. On a same-store basis, comparable net revenue per adjusted admission increased 4.7% over the prior year quarter.

While same-store inpatient surgeries were down 5.8%, same-store outpatient surgeries were up 11.1% over the prior year quarter. Same-store outpatient surgeries include Great Plains Surgery Center which consolidates under its home facility, Southwestern Medical Center. Excluding Great Plains, same-store outpatient surgeries were up 2.5%.

Comparable net revenue for the third quarter includes $2.7 million in supplemental Medicaid incentive reimbursement related to the adoption of certified electronic health record technology. We have not recorded revenue associated with the Medicare provisions. We view the Medicaid and Medicare technology funds, which continue through 2014, as governmental reimbursement programs to help bridge the path to Healthcare Reform.

Total comparable consolidated net revenue for the nine months ended September 30, 2011 was $637.9 million, up 6.7% over the prior year period. Total comparable consolidated EBITDA was $69.5 million, down $500,000.

For the nine months ended September 30, 2011, admissions were down 0.1% and adjusted admissions were up 2.6%. Comparable net revenue per adjusted admission was $7,989 up 4.0%. On a same-store basis, admissions were down 1.7% and adjusted admissions were up 0.8%. On a same-store basis, comparable net revenue per adjusted admission increased 4.6% compared to the prior year quarter.

While same-store inpatient surgeries were down 4.4% for the nine month period, same-store outpatient surgeries were up 8.9% over the prior year. Same-store outpatient surgeries for the nine month period include Great Plains Surgery Center which consolidates under its home facility, Southwestern Medical Center. Excluding Great Plains, same-store outpatient surgeries were up 5.9%.

Comparable net revenue for the nine month period includes $4.6 million in supplemental Medicaid incentive reimbursement related to the adoption of certified electronic health record technology. We have recorded no dollars associated with the Medicare provisions in the nine month period.

“Along with our competitors, we are facing the challenging headwinds of an industry targeted by deficit reduction programs, depressed economic environments and high unemployment rates,” Slipkovich said. “Our hospital operators are doing an excellent job managing through these challenges while improving quality and enhancing stakeholder satisfaction. We will continue to work collaboratively and creatively to manage our costs and grow revenue as we face a tough economic climate and new legislative mandates. We will be proactive in our operational strategies to ensure that we come through these challenges stronger and in a solid position to continue to provide patient care excellence as well as to respond to the unique development opportunities these times will present.”

About Capella Healthcare

Based in Franklin, TN, Capella Healthcare owns and/or operates 15 general acute-care hospitals in seven states. With the philosophy that all health care is local, Capella collaborates with each hospital’s medical staff, board and community leadership to take care to the next level. The company has access to significant leadership and financial resources, reinvesting in its family of hospitals to strengthen and expand services and facilities. For more information visit the website at www.CapellaHealthcare.com.

Conference Call

Capella will host a conference call for investors at 9:00 a.m. Central Standard Time today. All interested investors are invited to access the call by dialing: 877-806-6964, passcode: 2391 2819. A replay of the call will be available for a period of 30 days, beginning approximately one hour after the call concludes. Access information may be found on the Investor Relations section of the Company’s website at www.CapellaHealth.com. A copy of the Company’s 10-Q for the third quarter may be obtained via the Company’s website when filed with the SEC.

Cautionary Statement about Preliminary Results and other Forward-Looking Information

This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact and are subject to finalization of the Company’s third quarter financial and accounting procedures. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the effects of healthcare reform on our financial position and results of operations; (2) our substantial indebtedness and adverse changes in credit markets impacting our ability to receive timely additional financing on terms acceptable to us to fund our acquisition strategy and capital expenditure needs; (3) risks inherent to the healthcare industry, including the impact of unforeseen changes in regulation and the potential adverse impact of government investigations, liabilities and other claims asserted against us; (4) economic downturn resulting in efforts by federal and state healthcare programs and managed care companies to reduce reimbursement rates for our services; (5) potential competition that alters or impedes our acquisition strategy by decreasing our ability to acquire additional inpatient facilities on favorable terms; (6) our ability to comply with applicable licensure and accreditation requirements; (7) our ability to comply with extensive laws and government regulations related to billing, physician relationships, adequacy of medical care and licensure; (8) our ability to retain key employees who are instrumental to our successful operations; (9) our ability to integrate and improve successfully the operations of acquired inpatient facilities; (10) our ability to maintain favorable and continuing relationships with physicians and other healthcare professionals who use our inpatient facilities; (11) our ability to ensure confidential information is not inappropriately disclosed and that we are in compliance with federal and state health information privacy standards; (12) our ability to comply with federal and state governmental regulation covering healthcare-related products and services on-line, including the regulation of medical devices and the practice of medicine and pharmacology; (13) our ability to obtain adequate levels of general and professional liability insurance; (14) future trends for pricing, margins, revenue and profitability remain difficult to predict in the industries that we serve; and (15) negative press coverage of us or our industry that may affect public opinion; and (16) other risk factors described in our Form S-4 filed with the Securities and Exchange Commission on June 28, 2011 and any amendments thereto. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Capella Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Table of Comparable Results Reflecting Out-of-Period & Policy Adjustments

(Dollars in millions)

	Three Months Ended September 30,
	2010		2011

Revenue
Net Revenue	$221.9		$215.5
Out-of-Period & Policy Adjustments	(22.4)		1.2

Comparable Net Revenue	$199.5		$216.7

Operating Expenses
Salaries & Wages	$90.5	45.4%	$92.2	42.5%
Supplies	30.1	15.1%	31.1	14.4%
Adjusted Other Operating Expenses	40.5	20.3%	49.8	22.9%
Adjusted Provision for Bad Debts	18.9	9.5%	23.6	10.9%

Total Operating Expenses	$180.0		$196.7

Comparable EBITDA	$19.5	9.8%	$20.0	9.3%

	Nine Months Ended September 30,
	2010		2011

Revenue
Net Revenue	$648.4		$637.7
Out-of-Period & Policy Adjustments	(50.6)		0.2

Comparable Net Revenue	$597.8		$637.9

Operating Expenses
Salaries & Wages	$268.5	44.9%	$278.4	43.6%
Supplies	88.9	14.9%	92.3	14.5%
Adjusted Other Operating Expenses	117.7	19.7%	134.1	21.0%
Adjusted Provision for Bad Debts	52.7	8.8%	63.6	10.0%

Total Operating Expenses	$527.8		$568.4

Comparable EBITDA	$70.0	11.7%	$69.5	10.9%

Capella Healthcare, Inc.

Condensed Consolidated Income Statements

(Dollars in millions)

	Three Months Ended September 30,
	2010		2011
Revenue
Net Revenue	$221.9		$215.5

Operating Expenses
Salaries & Wages	$90.5	40.8%	$92.2	42.8%
Supplies	30.1	13.6%	31.1	14.4%
Purchased services	13.4	6.0%	15.2	7.1%
Acquisition-related expenses	—	0.0%	0.5	0.2%
Other operating expenses	30.3	13.7%	34.1	15.8%
Provision for bad debts	36.1	16.3%	23.6	11.0%
Interest, net	12.9	5.8%	12.8	5.9%
Depreciation and amortization	9.2	4.1%	9.5	4.4%

Total costs and expenses	$222.5	100.3%	$219.0	101.6%

Loss from continuing operations before income taxes	$(0.6)	-0.3%	$(3.5)	-1.6%
Income taxes	0.8	0.4%	0.1	0.0%

Loss from continuing operations	$(1.4)	-0.7%	$(3.6)	-1.6%
Loss from discontinued operations, net of tax benefit	—	0.0%	(0.1)	-0.1%

Net loss	$(1.4)	-0.7%	$(3.7)	-1.7%
Less: Net income attributable to non-controlling interests	0.3	0.1%	—	0.0%

Net loss attributable to Capella Healthcare, Inc.	$(1.7)	-0.8%	$(3.7)	-1.7%

Capella Healthcare, Inc.

Condensed Consolidated Income Statements

(Dollars in millions)

	Nine Months Ended September 30,
	2010		2011
Revenue
Net Revenue	$648.4		$637.7

Operating Expenses
Salaries & Wages	$268.5	41.4%	$278.4	43.7%
Supplies	88.9	13.7%	92.3	14.5%
Purchased services	39.0	6.0%	42.3	6.6%
Acquisition-related expenses	—	0.0%	0.7	0.1%
Other operating expenses	79.8	12.4%	91.1	14.3%
Provision for bad debts	100.5	15.5%	63.6	10.0%
Loss on refinancing	20.8	3.2%	—	0.0%
Management fee to related party	0.1	0.0%	0.1	0.0%
Interest, net	35.9	5.5%	38.2	6.0%
Depreciation and amortization	27.4	4.2%	28.1	4.4%

Total costs and expenses	$660.9	101.9%	$634.8	99.6%

Income (loss) from continuing operations before income taxes	$(12.5)	-1.9%	$2.9	0.4%
Income taxes	2.4	0.4%	1.9	0.3%

Income (loss) from continuing operations	$(14.9)	-2.3%	$1.0	0.1%
Loss from discontinued operations, net of tax benefit	(0.1)	0.0%	—	0.0%

Net income (loss)	$(15.0)	-2.3%	$1.0	0.1%
Less: Net income attributable to non-controlling interests	1.0	0.2%	1.0	0.1%

Net income (loss) attributable to Capella Healthcare, Inc.	$(16.0)	-2.5%	$—	0.0%

Capella Healthcare, Inc.

Condensed Consolidated Balance Sheet

(Dollars in millions)

	December 31, 2010	(Unaudited) September 30, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$48.3	$13.6
Accounts receivable, net of allowance for doubtful accounts of $123.1 and $92.6 at December 31, 2010 and September 30, 2011, respectively	$115.6	$124.0
Inventories	25.2	26.6
Prepaid expenses and other current assets	4.8	5.9
Other receivables	2.3	5.1
Deferred tax assets	3.5	—
Income tax receivable	0.6	1.2

Total current assets	$200.3	$176.4

Property and equipment:
Land	$40.7	$40.8
Buildings and improvements	373.7	382.5
Equipment	170.0	185.0
Construction in progress	4.7	11.6

	$589.1	$619.9
Accumulated depreciation	(138.4)	(166.0)

	$450.7	$453.9
Goodwill	89.9	121.0
Intangible assets, net	9.1	8.6
Other assets, net	17.8	16.2

Total assets	$767.8	$776.1

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable	$22.4	$25.6
Salaries and benefits payable	22.3	23.2
Accrued interest	23.7	11.7
Other accrued liabilities	12.7	16.2
Deferred income taxes	—	6.0

Total current liabilities	$81.1	$82.7

Long-term debt	$494.1	$494.8
Deferred income taxes	12.8	5.2
Other liabilities	12.1	15.2
Redeemable non-controlling interests	5.5	18.0
Due to parent	210.2	210.0
Stockholder’s deficit:
Common stock	—	—
Retained deficit	(48.0)	(49.8)

Total stockholder’s deficit	$(48.0)	$(49.8)

Total liabilities and stockholder’s deficit	$767.8	$776.1

Capella Healthcare, Inc.

Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

	Three Months Ended September 30,
	2010	2011
Operating activities:
Net loss	$(1.4)	$(3.7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	$9.1	$9.5
Provision for bad debts	36.1	23.6
Deferred income taxes	—	0.6
Gains from mark to market swap valuation	(0.1)	—
Changes in working capital, net of the impact of acquisitions	(17.8)	(34.8)

Net cash provided by operating activities	$25.9	$(4.8)

Investing activities:
Purchases of property and equipment, net	$(6.9)	$(8.2)
Change in other assets	(0.9)	(0.9)

Net cash used in investing activities	$(7.8)	$(9.1)

Financing activities:
Advances (to) from Parent	$(0.7)	$(0.3)
Distributions to limited partners	(0.6)	(0.2)

Net cash used in financing activities	$(1.3)	$(0.5)

Net increase (decrease) in cash and cash equivalents	$16.8	$(14.4)
Cash and cash equivalents, beginning of period	18.1	28.0

Cash and cash equivalents, end of period	$34.9	$13.6

Capella Healthcare, Inc.

Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

	Nine Months Ended September 30,
	2010	2011
Operating activities:
Net income (loss)	$(15.0)	$1.0
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	27.4	28.1
Loss on refinancing	20.8	—
Provision for Bad Debts	100.5	63.6
Deferred income taxes	1.1	1.8
Changes in working capital, net of the impact of acquisitions	(88.9)	(77.0)

Net cash provided by operating activities	$45.9	$17.5

Investing activities:
Acquisition of healthcare businesses	$0.0	$(31.4)
Purchases of property and equipment, net	(17.7)	(22.7)
Change in other assets	(6.2)	2.9

Net cash used in investing activities	$(23.9)	$(51.2)

Financing activities:
Proceeds from long-term debt	$500.0	$0.0
Payment of debt and capital leases	(484.5)	—
Advances (to) from Parent	0.6	(0.2)
Payments of refinancing costs and fees	(21.7)	—
Distributions to limited partners	(1.1)	(0.8)

Net cash used in financing activities	$(6.7)	$(1.0)

Net increase (decrease) in cash and cash equivalents	$15.3	$(34.7)
Cash and cash equivalents, beginning of period	19.6	48.3

Cash and cash equivalents, end of period	$34.9	$13.6

Capella Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Adjusted EBITDA – Reported

(Dollars in millions)

	Three Months Ended September 30,
	2010	2011
Revenue
Net loss attributable to Capella Healthcare, Inc.	$(1.7)	$(3.7)
Interest, net	12.9	12.8
Income taxes	0.8	0.1
Depreciation and amortization	9.2	9.5
Non-controlling interests	0.3	—
Acquisition-related expenses	—	0.5
Discontinued operations, net of taxes	—	0.1

Adjusted EBITDA (1)	$21.5	$19.3

(1)	Adjusted EBITDA is defined as income (loss) before interest expense, income taxes, depreciation and amortization, non-controlling interests, acquisition-related expenses, debt extinguishment costs, and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Capella Healthcare, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented many not be comparable to similarly titled measures of other companies.

Capella Healthcare, Inc.

Operating Statistics

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2010	2011	% change	2010	2011	% change

Total Hospitals	13	15		13	15
Total Licensed Beds	1,745	1,876		1,745	1,876

Total Same Store Hospitals	13	13		13	13
Total Same Store Licensed Beds	1,745	1,745		1,745	1,745

Total Consolidated:
Admissions	12,611	12,908	2.4%	38,312	38,256	-0.1%

Adjusted Admissions	26,484	27,937	5.5%	77,850	79,852	2.6%

Comp Net Revenue/AA	$7,535	$7,755	2.9%	$7,679	$7,989	4.0%

Inpatient Surgery	2,862	2,753	-3.8%	8,526	8,205	-3.8%

Outpatient Surgery	5,576	6,422	15.2%	16,107	17,765	10.3%

Emergency Room Visits	60,594	68,024	12.3%	178,803	190,272	6.4%

Outpatient Visits	105,103	108,329	3.1%	311,823	311,920	0.0%

Same Store:
Admissions	12,611	12,303	-2.4%	38,312	37,651	-1.7%

Adjusted Admissions	26,484	26,511	0.1%	77,850	78,461	0.8%

Comp Net Revenue/AA	$7,535	$7,888	4.7%	$7,679	$8,034	4.6%

Inpatient Surgery	2,862	2,696	-5.8%	8,526	8,148	-4.4%

Outpatient Surgery	5,576	6,196	11.1%	16,107	17,539	8.9%

Emergency Room Visits	60,594	64,069	5.7%	178,803	186,317	4.2%

Outpatient Visits	105,103	104,136	-0.9%	311,823	307,727	-1.3%